J. CREW INTERNATIONAL, INC.

                              BYLAWS

                     Adopted January 19, 1993


                     ARTICLE I - STOCKHOLDERS

          Section 1.     Annual Meeting.
                         --------------

          An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place within Delaware, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

          Section 2.     Special Meetings.
                         ----------------

          Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors, the Chairman or the President or as otherwise provided by law or the Certificate of Incorporation and shall be held at such place within Delaware, on such date, and at such time as they or he shall fix, and a majority of the stockholders may call a special meeting in accordance with Section 4 of Article II of these bylaws.

          Section 3.     Notice of Meetings.
                         ------------------

          Written notice of the place, date and time of all meetings of the stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be


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held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of
Incorporation of the corporation).

          When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

          Section 4.     Quorum.
                         ------

          At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

          If a quorum shall fail to attend any meeting, the Chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place within Delaware, date, or time.


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          If a notice of any adjourned special meeting of
stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

          Section 5.     Organization.
                         ------------

          Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the corporation or, in his absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chairman of the meeting. In the absence of the Secretary of the corporation, the Secretary of the meeting shall be such person as the Chairman appoints.

          Section 6.     Conduct of Business.
                         -------------------

          The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

          Section 7.     Proxies and Voting.
                         ------------------

          At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

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          Each stockholder shall have one vote for every share of
stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

          All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the Chairman of the meeting.

          All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

          Section 8.     Stock List.
                         ----------

          A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.


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


          The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

          Section 9.     Consent of Stockholders in Lieu of
                         Meeting.
                         ----------------------------------

          Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                 ARTICLE II - BOARD OF DIRECTORS

          Section 1.     Number and Term of Office.
                         -------------------------

          The number of directors who shall constitute the whole board shall be such number as the Board of Directors shall at the time have designated, except that in the absence of any such designation, such number shall be four (4). Each director shall be elected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.


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          Whenever the authorized number of directors is
increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

          Section 2.     Vacancies.
                         ---------

          If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified; provided, however, that a majority of the stockholders must ratify such election at the next meeting of stockholders, and the Chairman shall call a special meeting in accordance with these bylaws for such purpose if the shareholders have not otherwise provided such ratification.

          Section 3.     Regular Meetings.
                         ----------------

          Regular meetings of the Board of Directors shall be held at such place or places within Delaware, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.


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          Section 4.     Special Meetings.
                         ----------------

          Special meetings of the Board of Directors may be called by the Chairman or a majority of the stockholders or a majority of directors and shall be held at such place within Delaware, on such date, and at such time as fixed in the notice. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than twenty-four hours before the meeting or by telegraphing or telecopying the same not less than twenty-four hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

          Section 5.     Quorum.
                         ------

          At any meeting of the Board of Directors, 50% of the total number of the whole board (rounded up) shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to any place within Delaware, date, or time, without further notice or waiver thereof.

          Section 6.     Participation in Meetings by Conference
                         Telephone.
                         ---------------------------------------

          Notwithstanding any provision of these bylaws to the contrary, members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in


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


person at such meeting; provided that a quorum is physically present in Delaware.

          Section 7.     Chairman of the Board.
                         ---------------------

          The Board of Directors shall elect, at its original meeting and each annual meeting, a Chairman of the Board (the "Chairman") who shall be a director and who shall hold office until the next annual meeting of the Board and until his successor is elected and qualified or until his earlier resignation or removal by act of the Board. The Chairman shall preside at meetings of the stockholders and of the Board. In the absence of the Chairman, the President shall preside at meetings of the stockholders and the Board.

          Section 8.     Conduct of Business.
                         -------------------

          At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

          Section 9.     Compensation of Directors.
                         -------------------------

          Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees, expenses and other compensation for attendance at regular and special meetings and their services as directors, including, without limitation, their services as members of committees of the Board of Directors.


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Nothing contained herein shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

          Section 10.    Fiduciary Duties of Directors.
                         -----------------------------

          A director of the Company shall stand in a fiduciary relation to the Company and shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interest of the Company, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

          Absent breach of fiduciary duty, lack of good faith or self-dealing, any action taken as a director or any failure to take any action as a director shall be presumed to be in the best interests of the Company.

          Section 11.    Removal of Directors.
                         --------------------

          Any director of the corporation may be removed at any time, with or without cause, by a majority vote of the stockholders.

                     ARTICLE III - COMMITTEES

          Section 1.     Committees of the Board of Directors.
                         ------------------------------------

          The Board of Directors, by a vote of the majority of the whole board, may from time to time designate committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those


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committees and any others provided for herein, elect a
director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. The Board of Directors may, from time to time, suspend, alter, continue or terminate any committee or the powers and functions thereof.

          Section 2.     Officers' Committees.
                         --------------------

          Subject to the approval of the Board, the Chairman may appoint, or may provide for the appointment of, committees consisting of officers or other persons, with chairmanships, vice chairmanships and secretaryships and such duties and powers as the Chairman may, from time to time, designate and prescribe. The Board or the Chairman may, from time to time, suspend, alter, continue or terminate any of such committees or the powers and functions thereof.


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          Section 3.     Conduct of Business.
                         -------------------

          Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                      ARTICLE IV - OFFICERS

          Section 1.     Generally.
                         ---------

          The officers of the corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person.

          One person may hold more than one of the offices specified in this section and may have such other titles as the Board of Directors may determine.


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          Section 2.     President.
                         ---------

          The President shall be the chief executive officer of the corporation. Subject to the provisions of these bylaws and to the direction of the Board of directors, he shall have the responsibility for the general management and control of the business and affairs of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the corporation.

          Section 3.     Vice President.
                         --------------

          There may be such number of Vice Presidents as the Board of Directors shall appoint. Any such Vice President shall have such powers and duties as may be delegated to him by the Board of Directors. A Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President's absence or disability. In the absence of the Chairman and the President, one Vice President so designated by the Board of Directors shall preside at meetings of the stockholders and the Board of Directors.

          Section 4.     Treasurer/Assistant Treasurer.
                         -----------------------------

          The Treasurer shall have the responsibility for maintaining the financial records of the corporation and shall have custody of all monies and securities of the corporation. He shall make such disbursements of the funds of the corporation as are


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authorized and shall render from time to time an account of all such transactions and of the financial condition of the corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe. Without limiting the provisions of Section 1 or 6 of this Article IV, the Board of Directors may also elect an Assistant Treasurer, if deemed necessary or appropriate, who shall have such powers and duties of the Treasurer, as determined by the Board of Directors.

          Section 5.     Secretary/Assistant Secretary.
                         -----------------------------

          The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe. Without limiting the provisions of Section 1 or 6 of this Article IV, the Board of Directors may also elect an Assistant Secretary, if deemed necessary or appropriate, who shall have such powers and duties of the Secretary, as determined by the Board of Directors.

          Section 6.     Delegation of Authority.
                         -----------------------

          The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision thereof.

          Section 7.     Removal.
                         -------

          Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.


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          Section 8.     Action with Respect to Securities of
                         Other Corporations.
                         ------------------------------------

          The Board shall designate the officers as it deems appropriate who shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

       ARTICLE V - INDEMNIFICATION OF OFFICERS, DIRECTORS
                       EMPLOYEES AND AGENTS

          Section 1. Availability of Indemnification. The corporation shall indemnify any director, officer, other employee or agent, who was or is a party to, or is threatened to be made a party to or who is called as a witness in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding unless the act or the failure to act giving rise to the claim for indemnification


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is determined by a court to have constituted willful misconduct or recklessness.

          Section 2.  Extent of Indemnification.  The
indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of shareholders or disinterested directors or pursuant to the direction, howsoever embodied, of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. It is the policy of the corporation that indemnification of, and advancement of expenses to, directors, officers, employees, and other agents of the corporation shall be made to the fullest extent permitted by law. To this end, the provisions of this Article V shall be deemed to have been amended for the benefit of directors, officers, employees, and other agents of the corporation effective immediately upon any modification of the General Corporation Law of the State of Delaware (the "GCL") which expands or enlarges the power or obligation of corporations organized under the GCL to indemnify, or advance expenses to, directors, officers, employees, and other agents of the corporation.

          Section 3. Promise to Repay Corporation. The corporation shall pay expenses incurred by an officer, director, or other employee or agent, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of


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


such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

          Section 4.  Duration of Right to Indemnification.
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          Section 5.  Indemnification Fund. The corporation
shall have the authority to create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner, its indemnification obligations, whether arising under these bylaws or otherwise. The authority granted by this Section 5 shall be exercised by the Board of Directors of the corporation.

          Section 6.  Contract for Indemnification.  A
contract shall be deemed to exist between the corporation and each director and officer of the corporation with respect to indemnification and advancement of expenses as provided by this
Article V and as otherwise provided by applicable law.

          Section 7. In General. The provisions of this Article V shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in
Section 1 of this Article V but whom the corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the GCL or otherwise.


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                      ARTICLE VI - STOCK
          Section 1.  Certificates of Stock.
                      ---------------------

          Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the President and the Secretary, certifying the number of shares owned by him.

          Section 2.  Transfers of Stock.
                      ------------------

          Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 4 of Article VI of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

          Section 3.  Record Date.
                      -----------

          The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.


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          Section 4.  Lost, Stolen or Destroyed Certificates.
                      --------------------------------------

          In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

          Section 5.  Regulations.
                      -----------

          The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                ARTICLE VII - PURPOSES AND POWERS

          Section 1.  Purposes and Powers.
                      -------------------

           The corporation is formed so as to qualify for exemption from Delaware income taxation under Section 1902(b)(8) of Title
30 of the Delaware Code (or corresponding provision of any future law), and as such its activities shall be confined to the maintenance and management of its intangible investments. For purposes of this Section "intangible investments" shall include without limitation investments in stocks, bonds, notes and other debt obligations (including debt obligations of affiliated corporations), patents, patent applications, trademarks, trade names and similar types of intangible assets.


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


                      ARTICLE VIII - NOTICES

          Section 1.  Notices.
                      -------

          Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent, shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, by sending such notice by Federal Express or similar overnight courier, by sending such notice by prepaid telegram or mailgram or by sending such notice by telecopy or similar facsimile transmission. Any such notice shall be addressed to such stockholder, director, officer, employee, or agent at his or her last known address as the same appears on the books of the corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails, by overnight courier, by telegram or mailgram, or by telecopy or similar facsimile shall be the time of the giving of the notice.

          Section 2.  Waivers.
                      -------

          A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.


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


                    ARTICLE IX - MISCELLANEOUS

          Section 1.  Corporate Seal.
                      --------------

          The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or Secretary or by an Assistant Secretary or Assistant Treasurer.

          Section 2.  Reliance upon Books, Reports and
                      Records.
                      --------------------------------

          Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account, information, statements or other records of the corporation, including reports made to the corporation by any of its directors, officers, employees or counsel, by an independent certified public accountant, or by an appraiser selected with reasonable care. An action shall not be considered taken in good faith if the director, committee member or officer has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

          Section 3.  Fiscal Year.
                      -----------

          The fiscal year of the corporation shall be as fixed by the Board of Directors.

          Section 4.  Time Periods.
                      ------------

          In applying any provision of these bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                      ARTICLE X - AMENDMENTS

          Section 1.  Amendments.
                      ----------

          These bylaws may be amended, suspended or repealed in a manner consistent with law at any regular or special meeting of the Board of Directors by vote of a majority of the entire board or at any stockholders meeting called and maintained in accordance with Article I of these bylaws. Such amendment, suspension or repeal may be evidenced by resolution or otherwise as the Board may deem appropriate.

          The undersigned, Secretary of J. Crew International,
Inc., does hereby certify that the foregoing is a true copy of the bylaws of J. Crew International, Inc. and that the same are in full force and effect at this date.

Dated: January 19, 1993                /s/ Nicholas Lamberti
                                -----------------------------------
                                             Secretary


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